EXHIBIT 5

                    [Letterhead of American Express Company]

                                                 May 7, 2007



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

                         Re: American Express Company
                             2007 Incentive Compensation Plan

Ladies and Gentlemen:


     I am Vice President and Senior Counsel of American Express Company (the "Company"), and I have represented the Company in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") consisting of one newly registered share of the Company's Common Shares, par value $.20 per share, which may be issued under the American Express Company 2007 Incentive Compensation Plan (the "Plan") and 52,999,999 additional Common Shares carried forward from a prior registration statement on Form S-8 (Registration No. 333-98479) that may be issued under the 2007 Plan (collectively, the "Shares").

     I have examined the Restated Certificate of Incorporation, as amended, and the By-Laws of the Company, as amended, the Plan and such other corporate documents and records as I have deemed necessary in order to render the opinion set forth below.

     Based upon the foregoing, and subject to the qualifications contained herein, I am of the opinion that:

        1. The Company is a corporation duly organized and validly existing under the laws of the State of New York.

        2. Those newly issued Shares that may be issued under the Plan have been duly authorized and, when issued and (where applicable) paid for in accordance with the terms and conditions of the Plan and the applicable award agreements, will be validly issued, fully paid and, subject to Section 630 of the New York Business Corporation Law, nonassessable.

     I am a member of the bar of the State of New York and do not herein express any opinion as to any matters governed by any law other than the laws of the State of New York and the federal laws of the United States.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me in Item 5 of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Harold E. Schwartz
                                               Harold E. Schwartz
                                               Vice President and Senior Counsel